PINNACLE ENTERTAINMENT REPORTS RECORD 2016 FIRST QUARTER FINANCIAL RESULTS

LAS VEGAS, May 10, 2016 - Pinnacle Entertainment, Inc. (NASDAQ: PNK) today reported financial results for the first quarter ended March 31, 2016.

2016 First Quarter Highlights:

•	Net revenues increased by $7.2 million or 1.3% year over year to $580.0 million.

•	Consolidated Adjusted EBITDA increased by $2.7 million or 1.6% year over year to $172.4 million, an all-time record quarterly performance. Consolidated Adjusted EBITDA margin was 29.7%.

•
Consolidated Adjusted EBITDA was negatively impacted by $2.9 million from estimated lost business volume in Lake Charles due to regional flooding that closed the I-10 corridor between Texas and Louisiana for four days in mid-March and unusual additions to legal reserves. In the prior year period, Consolidated Adjusted EBITDA benefited from a $3.6 million refund received on disputed vendor payments and was negatively impacted by $0.8 million of cost associated with the Lake Charles team member retention program.

•
Income from continuing operations increased by $13.8 million or 51.0% to $40.9 million from $27.1 million in the prior year period. Income from continuing operations margin increased by 240 basis points to 7.1% from 4.7% in the prior year period.

•
GAAP diluted net income per share was $0.65 versus $0.44 in the prior year period, an increase of 47.7%. Adjusted income per share was $0.83 versus $0.52 in the prior year period, an increase of 59.6%.

Additional Highlights:

•
On April 28, 2016, the Company completed the spin-off of its operations into a separate public company ("Pinnacle OpCo") in which PNK shareholders received one share of Pinnacle OpCo per share of PNK they owned. Immediately following the spin-off, Gaming and Leisure Properties, Inc. ("GLPI") acquired substantially all of the Company's real estate assets. As consideration for the Company's real estate, PNK shareholders received 0.85 shares of GLPI common stock per PNK share they owned, as well as the assumption of $2.7 billion of debt by GLPI.

•
On April 28, 2016, Pinnacle OpCo completed its previously announced issuance of $375 million principal amount of new 5.625% Senior Notes due 2024. Pinnacle OpCo also closed its new senior secured credit facilities comprised of a $400 million revolving credit facility, a $185 million term loan A facility and a $300 million term loan B facility. At closing, Pinnacle OpCo had a principal balance of $860 million of funded conventional debt.

•
On March 29, 2016, the Company entered into the purchase agreement with a subsidiary of GLPI to acquire The Meadows Casino and Racetrack ("Meadows") for total consideration of $138.0 million and closing adjustments. Upon the close of the transaction, Pinnacle will own and operate Meadows subject to a triple-net lease of the real property from GLPI. The Company anticipates funding the acquisition with its revolving credit facility. The transaction is expected to close by the end of the 2016 third quarter, subject to gaming regulatory approvals and customary closing conditions.

Summary of First Quarter Financial Results

(in thousands, except per share data)	Three months ended March 31,
	2016	2015
Net revenues	$580,025	$572,839
Consolidated Adjusted EBITDA (1)	$172,350	$169,723
Consolidated Adjusted EBITDA margin (1)	29.7%	29.6%
Operating income (2,3)	$105,684	$93,077
Income from continuing operations	$40,893	$27,079
Income from continuing operations margin	7.1%	4.7%
GAAP net income attributable to Pinnacle Entertainment, Inc.	$41,026	$27,306
Diluted net income per share	$0.65	$0.44
Adjusted income per share (1)	$0.83	$0.52

(1)
For a further description of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin and Adjusted income per share, please see the section entitled “Non-GAAP Financial Measures” and the reconciliations to the GAAP equivalent financial measures below.

(2)
Operating income for the three months ended March 31, 2016 includes $5.3 million in pre-opening, development and other costs, principally related to the Company's separation of its real estate assets from its operating assets and costs related to the Company's acquisition of the Meadows business, versus $1.6 million in the prior year period.

(3)
Operating income for the three months ended March 31, 2016 includes a $2.9 million net negative impact related to write-downs, reserves and recoveries versus a net negative impact of $3.1 million in the prior year period.

Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment, commented, "Our Company has achieved several significant milestones so far this year. Operationally, in the 2016 first quarter, we achieved all-time record quarterly Consolidated Adjusted EBITDA and multiple property-level Adjusted EBITDA records. Strategically, we recently completed our transaction with Gaming and Leisure Properties and announced the acquisition of the Meadows, which will extend our portfolio of businesses to another market, Pittsburgh, Pennsylvania.

“In the 2016 first quarter, we experienced net revenue growth of $7.2 million or 1.3%, and strong flow through and margin performance with Consolidated Adjusted EBITDA increasing by $2.7 million or 1.6%. Portfolio-wide, we were able to generate an increase in market share of 23 basis points year over year, with ten of fourteen locations increasing share, while decreasing our marketing reinvestment rate by 30 basis points year over year. In the 2016 first quarter, we experienced a 2% increase in spend per trip, with this metric accelerating in April. We also experienced significant growth in unrated gaming revenue in the 2016 first quarter.

"On an individual business level, we achieved all-time record Adjusted EBITDA performances at River City, Belterra Park and Baton Rouge, and strong year over year Adjusted EBITDA growth at East Chicago, Kansas City, and Black Hawk. Our River City, Kansas City, East Chicago, Belterra Park and Baton Rouge businesses all produced record quarterly Adjusted EBITDA margins.

"On April 28, we completed the sale of substantially all of our real estate assets to Gaming and Leisure Properties in a transaction valued at over $4.7 billion, where our shareholders received $27.49 per share of value for the real estate in the form of GLPI stock.

"We have an outstanding portfolio of quality businesses. We are focused on capitalizing on these assets to drive growth within our portfolio, by leveraging the scale, capabilities and distribution of our platform to expand organically and through acquisitions.

"The addition of the Meadows will complement our existing portfolio and provide increased operational scale, geographic diversification, and a new destination, the greater Pittsburgh area, for our guests to visit. We are working diligently to obtain the regulatory approvals needed to complete this transaction, and look forward to welcoming the team members and guests of the Meadows into the Pinnacle Entertainment family.

"We are pleased with the operational progress made throughout our portfolio of businesses and the Las Vegas Service Center, which drove record first quarter financial results. We are excited about the future prospects of Pinnacle Entertainment," concluded Mr. Sanfilippo.

2016 First Quarter Operational Overview

Midwest Segment
In the Midwest segment, net revenues increased by $14.7 million or 4.7% year over year to $328.6 million in the 2016 first quarter. Adjusted EBITDA increased by $6.7 million or 6.6% to $107.5 million in the 2016 first quarter. Adjusted EBITDA margin was 32.7%, an increase of 60 basis points year over year. In the prior year period, the Midwest segment Adjusted EBITDA results benefited by $1.7 million from the refund of disputed vendor payments.

Midwest segment operating results were driven by strong year over year net revenue, Adjusted EBITDA and Adjusted EBITDA margin performance at East Chicago, Belterra Park and River City. Belterra Park generated all-time record Adjusted EBITDA and Adjusted EBITDA margin of $2.7 million and 12.8%, respectively, in the 2016 first quarter, while continuing to profitably grow its market share and awareness of the property and its quality gaming and non-gaming amenities.

South Segment
In the South segment, net revenues decreased by $10.0 million or 4.9% year over year to $193.7 million in the 2016 first quarter. Adjusted EBITDA decreased by $2.9 million or 4.3% to $64.6 million. Adjusted EBITDA margin was 33.4%, an increase of 20 basis points year over year. The 2016 first quarter was negatively impacted by regional flooding that closed the I-10 corridor between Texas and Louisiana for four days in mid-March and significantly reduced visitation to the Company's Lake Charles property. In the prior year period, the South segment Adjusted EBITDA results benefited by $1.3 million from the refund of disputed vendor payments and were negatively impacted by $0.8 million of cost associated with the Lake Charles team member retention program.

South segment results benefited from the year over year increase in Adjusted EBITDA at Baton Rouge. Baton Rouge recorded its all-time best quarterly Adjusted EBITDA and Adjusted EBITDA margin performance, while driving its market share up 40 basis points year over year to approximately 55.0%. Lake Charles experienced a high single digit decrease in its net revenues and a low single digit decrease in its Adjusted EBITDA in the 2016 first quarter, which related principally to the closure of the I-10 corridor due to flooding in mid-March.

West Segment
West segment net revenues were $56.5 million in the 2016 first quarter, an increase of $2.8 million or 5.2% year over year. Adjusted EBITDA was $20.9 million, an increase of $0.2 million or 1.0% year over year. Adjusted EBITDA margin was 37.0%, a decrease of 140 basis points year over year. In the prior year period, the West segment Adjusted EBITDA benefited by $0.4 million from the refund of disputed vendor payments.

Corporate Expenses and Other
Corporate expenses and other, which is principally comprised of corporate overhead expenses, as well as the Heartland Poker Tour and Retama Park management operations, increased by $1.3 million year over year in the 2016 first quarter to $20.6 million. In the 2016 first quarter, Corporate expenses and other were negatively impacted by unusual additions to legal reserves. Corporate expenses and other in the prior year period benefited by $0.2 million from the refund of disputed vendor payments.

A Quarter of Solid Balance Sheet Progress and Completion of GLPI Transaction
Carlos Ruisanchez, President and Chief Financial Officer of Pinnacle Entertainment, commented, "In connection with the completion of our transaction with Gaming and Leisure Properties, we recently completed the financings related to Pinnacle OpCo. We were able to implement a balanced and efficient capital structure, with significant flexibility to be opportunistic as growth opportunities materialize. At the closing of the transaction with GLPI, we had $860 million of funded principal amount of debt, implying total conventional leverage of approximately 3.5 times trailing Adjusted EBITDA of Pinnacle OpCo, after factoring in rent for the master lease.

"The raised conventional debt carries a weighted average interest rate of approximately 4.2%, at current LIBOR rates. We believe this reflects the Company's strong base of operating businesses, solid free cash flow generation and credit profile. We are focused on the growth of our Company as we work to prudently produce value for our shareholders and other financial constituents," concluded Mr. Ruisanchez.

Liquidity, Capital Expenditures and Interest Expense

Liquidity
As of March 31, 2016, the Company had approximately $121.3 million in cash and cash equivalents. As of March 31, 2016, approximately $750.1 million was drawn on the Company's former $1.0 billion revolving credit facility and approximately $12.0 million of letters of credit were outstanding. In the 2016 first quarter, the Company repaid $105.3 million of debt. Total outstanding principal amount of debt at the end of the 2016 first quarter in the Company's former debt capital structure was $3.51 billion.

Capital Expenditures
Capital expenditures were approximately $21.9 million in the 2016 first quarter and related principally to maintenance capital expenditures on existing assets and corporate initiatives.

Interest Expense
Gross interest expense before capitalized interest decreased by $1.2 million to $59.9 million in the 2016 first quarter from $61.1 million in the prior year period. Excluding non-cash amortization of debt issuance costs and original issuance discounts and premiums, interest expense decreased by $3.7 million to $55.8 million in the 2016 first quarter from $59.5 million in the prior year period. This decrease is the result of the substantial reduction in total debt the company has achieved. Capitalized interest was essentially zero for the 2016 first quarter and was zero in the prior year period.

Investor Conference Call
Pinnacle Entertainment will hold a conference call for investors today, Tuesday, May 10, 2016, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) to discuss its 2016 first quarter financial and operating results. Investors may listen to the call by dialing (706) 679-7241. The code to access the conference call is 39854383. Investors may also listen to the conference call live over the Internet at www.pnkinc.com.

A replay of the conference call will be available to all interested parties in the Events & Presentations section of the Company’s Investor Relations website following its conclusion. The Company’s Investor Relations website can be accessed at http://investors.pnkinc.com.

Non-GAAP Financial Measures
Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted income (loss) per share are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. The Company defines Adjusted net income (loss) as net income (loss) before pre-opening, development and other costs, asset impairment costs, impairment of equity method investment, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, income (loss) from equity method investment, non-controlling interest and discontinued operations, finite-lived intangible amortization, significant unusual items, and adjustment for taxes on such items. The Company defines Adjusted income (loss) per share as Adjusted net income (loss) divided by the weighted-average number of shares of the Company’s common stock outstanding. The Company defines Consolidated Adjusted EBITDA margin as Consolidated Adjusted EBITDA divided by revenues on a consolidated basis.

Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historical activity.

The Company uses Consolidated Adjusted EBITDA as a relevant and useful measure to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening, development and other costs separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.

Adjusted net income (loss) and Adjusted income (loss) per share are presented solely as supplemental disclosures, as they are methods that management reviews and uses to analyze the performance of its core operating business. For many of the same reasons mentioned above relating to Consolidated Adjusted EBITDA, management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as impairments of intangible assets, significant unusual items, or costs associated with the Company’s development activities. Management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of performance that more closely resembles widely used measures of performance and valuation in the gaming industry. Adjusted net income (loss) and Adjusted income (loss) per share do not include the costs of the Company’s development activities, certain asset sale gains, or the costs of its refinancing activities, but the Company compensates for these limitations by using other comparative measures to assist in evaluating the performance of its business.

EBITDA measures, such as Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted income (loss) per share described above, are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the attached “supplemental information” tables for reconciliations of these measures to the GAAP equivalent financial measures.

Definition of Adjusted EBITDA and Adjusted EBITDA Margin for Reportable Segments
The Company defines Adjusted EBITDA for each reportable segment as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, inter-company management fees, gain (loss) on early extinguishment of debt, gain (loss) on sale of discontinued operations, and discontinued operations. The Company defines Adjusted EBITDA margin for each reportable segment as Adjusted EBITDA divided by revenues for such segment. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to compare operating results among its properties and between accounting periods.

About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment businesses, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Ohio. Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

On March 29, 2016, the Company entered into a definitive agreement with a subsidiary of Gaming and Leisure Properties, Inc. to acquire the operations of The Meadows Racetrack and Casino for total consideration of $138.0 million.  The transaction is subject to the approvals of the Pennsylvania Gaming Control Board and Pennsylvania Harness Racing Commission, and other customary closing conditions. The transaction is expected to close by the end of the 2016 third quarter.

Forward Looking Statements
All statements included in this presentation, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding (A) the potential advantages, benefits and impact of, and opportunities created by, the transaction with GLPI, the strategy and growth of new Pinnacle; (B) the transaction between Pinnacle and a subsidiary of GLPI whereby Pinnacle would acquire the operations of The Meadows Racetrack and Casino (the “Meadows Transaction”), the consummation of the Meadows Transaction and the timing thereof, the satisfaction of various closing conditions, including obtaining approval of the Pennsylvania Gaming Control Board and the Pennsylvania Harness Racing Commission; and (C) with respect to the Company’s business generally, expected results of operations and future operating performance and future growth; adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets; the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects; the future outlook of the Company and the gaming industry and pending regulatory and legal matters; the ability of the Company to continue to meet its financial and other covenants governing its indebtedness and the Master Lease with GLPI; the Company’s anticipated future capital expenditures; the ability to implement strategies to improve revenues and operating margins at the Company’s properties; reduce costs and debt; the Company’s ability to successfully implement marketing programs to increase revenue at the Company’s properties; the Company’s ability to improve operations and performance at the Company’s properties and the potential impact of the Golden Nugget’s Lake Charles resort on the Company’s results of operations. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that the transaction regarding the Meadows will be completed on any particular timeframe or at all. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. Additional factors and uncertainties include, but are not limited to: the Company’s sensitivity to reductions in consumers’ discretionary spending as a result of downturns in the economy; significant competition in the gaming industry in all of the Company’s markets, which could adversely affect the Company’s revenues and profitability; the Company is required to pay a significant portion of its cash flows pursuant to and subject to the terms and conditions of the Master Lease, which could adversely affect our ability to fund the Company’s operations and growth and limit the Company’s ability to react to competitive and economic changes; harm to the Company from cyber security attacks, which could adversely affect the Company’s revenues and profitability; the operating and financial restrictions on the Company imposed by the terms of the Company’s credit facility and the indentures and Master Lease with GLPI; the Meadows transaction is subject to regulatory approval of the approval of the Pennsylvania Gaming Control Board and the Pennsylvania Harness Racing Commission; and other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

References in this press release to "Pinnacle Entertainment, Inc.," "Pinnacle OpCo," "Pinnacle," "Company," "we," "our" or "us" refer to Pinnacle Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates.

Ameristar, Belterra, Boomtown, Casino Magic, Heartland Poker Tour, L’Auberge, River City, mychoice, and Belterra Park are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

Investor Relations & Financial Media
Vincent J. Zahn, CFA
Vice President & Treasurer
investors@pnkmail.com
(702) 541-7777

- financial tables follow -

Pinnacle Entertainment, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	For the three months ended March 31,
	2016	2015
	(Unaudited)
Revenues:
Gaming	$520,841	$514,347
Food and beverage	31,995	32,030
Lodging	11,247	11,495
Retail, entertainment and other	15,942	14,967
Total revenues	580,025	572,839
Expenses and other costs:
Gaming	267,133	264,885
Food and beverage	29,910	29,167
Lodging	5,608	5,788
Retail, entertainment and other	4,513	5,090
General and administrative	104,862	102,290
Depreciation and amortization	54,096	67,831
Pre-opening, development and other costs	5,329	1,567
Write-downs, reserves and recoveries, net	2,890	3,144
Total expenses and other costs	474,341	479,762
Operating income	105,684	93,077
Interest expense, net	(59,793)	(61,083)
Loss from equity method investment	—	(83)
Income from continuing operations before income taxes	45,891	31,911
Income tax expense	(4,998)	(4,832)
Income from continuing operations	40,893	27,079
Income from discontinued operations, net of income taxes	125	217
Net income	41,018	27,296
Net loss attributable to non-controlling interest	(8)	(10)
Net income attributable to Pinnacle Entertainment, Inc.	$41,026	$27,306
Net income per common share—basic
Income from continuing operations	$0.67	$0.45
Income from discontinued operations, net of income taxes	0.00	0.00
Net income per common share—basic	$0.67	$0.45
Net income per common share—diluted
Income from continuing operations	$0.65	$0.44
Income from discontinued operations, net of income taxes	0.00	0.00
Net income per common share—diluted	$0.65	$0.44

Number of shares—basic	61,362	60,508
Number of shares—diluted	63,571	62,396

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Pinnacle Entertainment, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$121,317	$164,034
Other assets	1,496,795	1,500,928
Land, buildings, vessels and equipment, net	2,823,364	2,856,011
Assets held for sale and assets of discontinued operations	9,780	9,938
Total assets	$4,451,256	$4,530,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities, other than long-term debt	$325,311	$351,844
Long-term debt, including current portion	3,525,737	3,627,735
Deferred income taxes	191,340	187,823
Total liabilities	4,042,388	4,167,402
Total stockholders' equity	408,868	363,509
Total liabilities and stockholders' equity	$4,451,256	$4,530,911

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Pinnacle Entertainment, Inc.
Supplemental Information
Revenues and Adjusted EBITDA and
Reconciliations of Consolidated Adjusted EBITDA to Income from Continuing Operations and Consolidated Adjusted EBITDA Margin to Income from Continuing Operations Margin
(In thousands, unaudited)

	For the three months ended March 31,
	2016	2015
Revenues:
Midwest (a)	$328,560	$313,894
South (b)	193,744	203,665
West (c)	56,555	53,728
Total Segment Revenues	578,859	571,287
Corporate and Other (d)	1,166	1,552
Total Revenues	$580,025	$572,839

Adjusted EBITDA:
Midwest (a)	$107,456	$100,780
South (b)	64,606	67,524
West (c)	20,918	20,658
Segment Adjusted EBITDA	192,980	188,962
Corporate Expenses and Other (d)	(20,630)	(19,239)
Consolidated Adjusted EBITDA (e)	172,350	169,723

Other costs:
Depreciation and amortization	(54,096)	(67,831)
Pre-opening, development and other costs	(5,329)	(1,567)
Non-cash share-based compensation expense	(4,351)	(4,104)
Write-downs, reserves and recoveries, net	(2,890)	(3,144)
Interest expense, net	(59,793)	(61,083)
Loss from equity method investment	—	(83)
Income tax expense	(4,998)	(4,832)
Income from continuing operations	$40,893	$27,079
Consolidated Adjusted EBITDA margin % (e)	29.7%	29.6%
Income from continuing operations margin %	7.1%	4.7%

(a)	Midwest segment includes: Ameristar Council Bluffs, Ameristar East Chicago, Ameristar Kansas City, Ameristar St. Charles, Belterra Casino Resort, Belterra Park, and River City.

(b)	South segment includes: Ameristar Vicksburg, Boomtown Bossier City, Boomtown New Orleans, L’Auberge Baton Rouge, and L’Auberge Lake Charles.

(c)	West segment includes: Ameristar Black Hawk, Cactus Petes, and the Horseshu.

(d)	Corporate expenses and Other includes corporate expenses, as well as the results of Heartland Poker Tour and from the management of Retama Park Racetrack.

(e)	See discussion of Non-GAAP Financial Measures above for a detailed description of Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin.

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Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliations of GAAP Net Income Attributable to Pinnacle Entertainment, Inc. to
Adjusted Net Income and GAAP Net Income Per Share to Adjusted Income Per Share
(In thousands, except per share amounts, unaudited)

	For the three months ended March 31,
	2016	2015
GAAP net income attributable to Pinnacle Entertainment, Inc.	$41,026	$27,306
Pre-opening, development and other costs	5,329	1,567
Write-downs, reserves and recoveries, net	2,890	3,144
Addition to legal reserves	1,300	—
Employee retention program costs	—	822
Vendor payment refund	—	(3,633)
Loss on equity method investment	—	83
Amortization of intangible assets (a)	2,970	3,890
Adjustment for income taxes	(504)	(435)
Income from discontinued operations, net of income taxes	(125)	(217)
Adjusted net income (b)	$52,886	$32,527

GAAP net income attributable to Pinnacle Entertainment, Inc.	$0.65	$0.44
Pre-opening, development and other costs	0.08	0.03
Write-downs, reserves and recoveries, net	0.04	0.05
Addition to legal reserves	0.02	—
Employee retention program costs	—	0.01
Vendor payment refund	—	(0.06)
Loss on equity method investment	—	0.00
Amortization of intangible assets (a)	0.05	0.06
Adjustment for income taxes	(0.01)	(0.01)
Income from discontinued operations, net of income taxes	0.00	0.00
Adjusted income per share (b)	$0.83	$0.52
Number of shares—diluted	63,571	62,396

(a)	Includes amortization related to the acquired Ameristar player lists.

(b)	See discussion of Non-GAAP Financial Measures above for detailed descriptions of Adjusted net income and Adjusted income per share.

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